Exhibit 99.1

CytoDyn Signs Definitive Agreement to Acquire ProstaGene;

Founder and CEO Dr. Richard Pestell to Join CytoDyn as Interim Chief Medical Officer

VANCOUVER, Washington (August 28, 2018) – CytoDyn Inc. (OTC.QB: CYDY), a biotechnology company developing a novel humanized CCR5 monoclonal antibody for multiple therapeutic indications, including treatment of HIV and cancer, announces the signing of a definitive agreement to acquire privately held ProstaGene, LLC. CytoDyn also confirms that Richard G. Pestell, M.D., Ph.D., M.B.A., F.A.C.P., F.R.A.C.P., Founder and Chief Executive Officer of ProstaGene, will join CytoDyn as Interim Chief Medical Officer. Upon the closing of the acquisition, which is expected in November, Dr. Pestell will become Chief Medical Officer.

Under the terms of the definitive agreement, CytoDyn will acquire substantially all of the assets of ProstaGene, including the transfer or assignment of certain intellectual property rights held by ProstaGene and Dr. Pestell. The aggregate transaction consideration will consist of 27,000,000 shares of CytoDyn common stock, issuable (to the extent necessary) as 270,000 shares of new Series C convertible preferred stock (“Series C Preferred Stock”), that automatically converts into common stock, upon stockholder approval of a sufficient increase in CytoDyn’s authorized shares of common stock. One-fifth of the stock consideration will be held back and distributed over an 18-month escrow period, to the extent not needed to satisfy indemnity claims. One-half of the stock consideration otherwise distributable to Dr. Pestell (approximately 8.3 million shares) will be restricted and subject to vesting and forfeiture upon certain events over a three-year period. The transaction is expected to close in November.

“We are honored to soon have world-renowned cancer researcher Dr. Richard Pestell join CytoDyn as our Chief Medical Officer, with responsibility for leading all PRO 140 programs in non-HIV indications,” said Nader Pourhassan, Ph.D., President and CEO of CytoDyn. “We also have taken this important next step to acquire ProstaGene, which will allow Dr. Pestell to accelerate his CCR5 antagonist research related to cancer. As previously stated, our objective is to evaluate PRO 140 in expanded indications including certain cancers and immunological indications concurrent with advancing our promising HIV programs.”

“I am delighted to be joining the CytoDyn team and look forward to further exploring the therapeutic potential of PRO 140 in cancer and inflammatory diseases,” said Dr. Pestell. “My research in models of metastatic breast cancer shows that PRO 140 detects CCR5 on tumor cells and blocks their invasiveness, suggesting this antibody’s potential to stop the progression of certain metastatic cancers. The opportunity to expand research with PRO 140 to additional indications and into clinical trials holds exciting potential for patients with cancer, including those whose tumors have metastasized.”

About ProstaGene, LLC

Dr. Pestell founded ProstaGene, LLC in 2011 to rapidly bring cancer patients the benefits of novel cancer metastasis therapeutics. ProstaGene is developing technology based on patents in the U.S. and Australia issued to Dr. Pestell for targeting CCR5 in cancer. These patented technologies are built on findings by Dr. Pestell and others that CCR5 is a key target for metastasis in many types of cancer. In his research, Dr. Pestell found that nearly half of tumors in more than 2,200 patients with breast cancer showed overexpression of CCR5. Preclinical studies conducted by Dr. Pestell and published in peer-reviewed journals showed that CCR5 inhibitors dramatically blocked prostate cancer metastasis to the bones and brain of immune competent mice and blocked the spread of breast cancer to the lungs.

About Dr. Richard Pestell

Dr. Pestell has received significant national and international awards for both clinical care and cancer research. He has directed two National Cancer Institute (NCI)-Designated Cancer Centers, and has served on the advisory board of seven NCI cancer centers and several international research centers. Dr. Pestell will continue to serve as President of the Pennsylvania Cancer and Regenerative Medicine Research Center, part of the Baruch S. Blumberg Institute, a position he has held since January 2017. From 2005 to December 2016, he held several positions at Thomas Jefferson University in Philadelphia, including Director of the Sidney Kimmel Cancer Center, Executive Vice President, Special Advisor to President for Innovation and Professor with Tenure. He previously served as Chairman of the Department of Oncology, Director of the Lombardi Comprehensive Cancer Center and tenured Professor at Georgetown University in Washington, D.C.

Dr. Pestell received his M.B.B.S. from the University of Western Australia, his M.D. and Ph.D. from the University of Melbourne and completed postdoctoral clinical and research fellowships at the Massachusetts General Hospital and Harvard Medical School. He received his Executive MBA from the Stern School of Business of New York University.

About PRO 140

PRO 140 is a humanized IgG4 monoclonal antibody that blocks CCR5, a cellular receptor that plays multiple roles with implications in HIV infection, tumor metastasis, and immune signaling.

In the setting of HIV/AIDS, PRO 140 belongs to a new class of therapeutics called viral-entry inhibitors; it masks CCR5, thus protecting healthy T cells from viral infection by blocking the predominant HIV (R5) subtype from entering those cells. At the same time, PRO 140 does not appear to interfere with the normal function of CCR5 in mediating immune responses. PRO 140 has been the subject of seven clinical trials, each demonstrating efficacy by significantly reducing or controlling HIV viral load in human test subjects. PRO 140 has been designated a “fast track” product by the FDA. The PRO 140 antibody appears to be a powerful antiviral agent leading to potentially fewer side effects and less frequent dosing requirements compared with daily drug therapies currently in use.

In the setting of cancer, research has shown that CCR5 plays a central role in tumor invasion and metastasis and that an increased CCR5 is an indicator of disease status in several cancers. Moreover, researchers have shown that drugs that block CCR5, can block tumor metastases in laboratory and animal models of aggressive breast and prostate cancer. CytoDyn is conducting additional research with PRO 140 in the cancer setting and plans to initiate Phase 2 human clinical trials when appropriate.

The CCR5 receptor also plays a central role in modulating immune cell trafficking to sites of inflammation and it is crucial for the development of acute graft-versus-host disease (GvHD) and other inflammatory conditions. Clinical studies by others have shown that blocking CCR5 using a chemical inhibitor can reduce the clinical impact of acute GvHD without significantly affecting the engraftment of transplanted bone marrow stem cells. CytoDyn is currently conducting a Phase 2 clinical study with PRO 140 to further support the concept that the CCR5 receptor on engrafted cells is critical for the development of acute GvHD and that blocking this receptor from recognizing certain immune signaling molecules is a viable approach to mitigating acute GvHD. The FDA has granted orphan drug designation to PRO 140 for the prevention of graft-versus-host disease (GvHD).

About CytoDyn

CytoDyn is a biotechnology company focused on the clinical development and potential commercialization of humanized monoclonal antibodies for the treatment and prevention of HIV infection. The Company has one of the leading monoclonal antibodies under development for HIV infection, PRO 140, which has completed Phase 2 clinical trials with demonstrated antiviral activity in humans and is currently in Phase 3 development. PRO 140 blocks the HIV co-receptor CCR5 on T cells, which prevents viral entry. Clinical trial results thus far indicate that PRO 140 does not negatively affect the normal immune functions that are mediated by CCR5. Results from seven Phase 1 and Phase 2 human clinical trials have shown that PRO 140 can significantly reduce viral burden in people infected with HIV. A recent Phase 2b clinical trial demonstrated that PRO 140 can prevent viral escape in patients during several months of interruption from conventional drug therapy. CytoDyn intends to continue to develop PRO 140 as a therapeutic anti-viral agent in persons infected with HIV and to pursue non-HIV, inflammatory indications where CCR5 and its ligand CCL5 may be involved. For more information on the Company, please visit http://www.cytodyn.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict, including statements regarding the proposed transaction with ProstaGene, the likelihood of closing the proposed transaction with ProstaGene, the Company’s clinical focus, and the Company’s current and proposed trials. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The Company’s forward-looking statements are not guarantees of performance and actual results could differ materially from those contained in or expressed by such statements. In evaluating all such statements, the Company urges investors to specifically consider the various risk factors identified in the Company’s Form 10-K for the fiscal year ended May 31, 2018 in the section titled “Risk Factors” in Part I, Item 1A, any of which could cause actual results to differ materially from those indicated by the Company’s forward-looking statements.

The Company’s forward-looking statements reflect its current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information on current business plans. Investors should not place undue reliance on the Company’s forward-looking statements, which are subject to risks and uncertainties relating to, among other things: (i) the sufficiency of the Company’s cash position and the Company’s ongoing ability to raise additional capital to fund its operations, (ii) the Company’s ability to complete its Phase 2b/3 pivotal combination therapy trial for PRO 140 (CD02) and to meet the FDA’s requirements with respect to safety and efficacy to support the filing of a Biologics License Application, (iii) the Company’s ability to meet its debt obligations, if any, (iv) the Company’s ability to identify patients to enroll in its clinical trials in a timely fashion, (v) the Company’s ability to achieve approval of a marketable product, (vi) design, implementation and conduct of clinical trials, (vii) the results of the Company’s clinical trials, including the possibility of unfavorable clinical trial results, (viii) the market for, and marketability of, any product that is approved, (ix) the existence or development of vaccines, drugs, or other treatments for infection with HIV that are viewed by medical professionals or patients as superior to the Company’s products, (x) regulatory initiatives, compliance with governmental regulations and the regulatory approval process, (xi) general economic and business conditions, (xii) changes in foreign, political, and social conditions, and (xiii) various other matters, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties develop, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated by the Company’s forward-looking statements.

The Company intends that all forward-looking statements made in this press release will be subject to the safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, to the extent applicable. Except as required by law, the Company does not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this press release. Additionally, the Company does not undertake any responsibility to update investors upon the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

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CONTACTS:

Investors:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

Media:

Bioscribe, Inc.

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415-821-2413

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